Exhibit 10.7

ORACLE HEALTHCARE ACQUISITION CORP.

FORM OF
FOUNDING DIRECTOR WARRANT
PURCHASE AGREEMENT

THIS FOUNDING DIRECTOR WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of January __, 2006 between Oracle Healthcare Acquisition Corp., a Delaware corporation (the “Company”), on the one hand, and Larry N. Feinberg and Joel D. Liffmann, on the other hand (collectively, the “Purchasers” or individually, a “Purchaser”).  Except as otherwise indicated herein, capitalized terms used herein are defined in Section 9 hereof.

WHEREAS, the Purchasers are directors of the Company; and

WHEREAS, in furtherance of the Company’s plan to obtain funding through an initial public offering (the “Offering”) of its units (the “Units”), each Unit consisting of one share of common stock (the “Unit Common Stock”) and one warrant to purchase one share of common stock (the “Unit Warrants” or a “Unit Warrant”) and to demonstrate the commitment of the Purchasers to this plan, the Purchasers desire to make an investment in the Company by purchasing in a private placement 833,334 warrants (the “Founding Director Warrants” or a “Founding Director Warrant”) on the terms and conditions described herein; and

WHEREAS, the consummation of this Agreement shall occur prior to the execution of the Underwriting Agreement between the Company and CRT Capital Group LLC (the “Representative”), which Underwriting Agreement is filed as an exhibit to the Company’s registration statement on Form S-1, File No. 333-128748, as the same has been and may be amended from time to time hereafter (the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.  Authorization, Purchase and Sale; Terms of the Founding Director Warrants.

A.  Authorization of the Founding Director Warrants.  The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale in a private placement to the Purchasers of an aggregate of 833,334 Founding Director Warrants.  Each Founding Director Warrant shall upon exercise and payment of the exercise price specified therein entitle the holder to purchase one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

B.  Purchase and Sale of the Founding Director Warrants.  The Company shall sell in a private placement to the Purchasers, and subject to the terms and conditions set forth herein, the Purchasers shall severally purchase from the Company, an aggregate of 833,334 Founding Director Warrants.  Each Purchaser shall purchase that number of the Founding Director Warrants as is set forth opposite his name in the table contained in Exhibit A hereto.  The purchase price of each Founding Director Warrant shall be $1.20 per Founding Director Warrant (the “Purchase Price”), which shall be paid in immediately available funds through wire transfers to the account (the “Account”) designated by the Company.  The Purchase Price shall be wired to the Account by the Purchasers so as to be on deposit in the Account no later than the date on which the SEC declares the Registration Statement effective. Amounts so received in the Account shall be credited against the respective purchase obligations of the Purchasers as described on Exhibit A hereto.

C.  Terms of the Founding Director Warrants.  The Founding Director Warrants shall carry rights and terms identical to those possessed by the Unit Warrants described in the Registration Statement, subject to the following exceptions:  the Founding Director Warrants (i) will not be transferable or salable by the Purchasers until such time as the Company has completed a Business Combination, and (ii) together with the shares of Common Stock underlying the Founding Director Warrants, are and will be entitled to registration rights under the registration rights agreement (the “Registration Rights Agreement”) to be signed contemporaneously herewith between the Purchasers, the Existing Stockholders (as such term is defined in the Registration Statement) and the Company.  The transfer restriction set forth in (i) above shall not apply to (a) transfers resulting from the death of any of the Purchasers, (b) transfers by operation of law, (c) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (d) transfers to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause; provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) and (d) of this sentence, that prior to such transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee (hereinafter collectively, “Permitted Transferees” or a “Permitted Transferee”) agrees in writing to be bound by the terms of this Agreement.  Should any of the Purchasers transfer or sell Founding Director Warrants to persons other than Permitted Transferees after the Company has completed a Business Combination, then such Founding Director Warrants shall on the date of such transfer immediately become redeemable under the same terms as the Unit Warrants.  Except as specifically provided in this Agreement, the terms of the Founding Director Warrants shall in all other respects be as set forth in the Warrant Agreement relating to the Unit Warrants by and between the Company and Continental.  In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which are incorporated herein by reference, this Agreement shall control.

Section 2.  The Closing.  The closing of the purchase and sale of the Founding Director Warrants to the Purchasers (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, or at such other time and place as the parties may mutually agree, but in no event later than the date on which the SEC declares the Registration Statement effective.  At the Closing, the Company shall deliver warrant certificates evidencing the Founding Director Warrants to be purchased by the Purchasers hereunder, registered in each Purchaser’s name, upon the payment of the aggregate purchase price therefor, by wire transfer of immediately available funds to the Account.

Section 3.  Representations and Warranties of the Company.  As a material inducement to the Purchasers to enter into this Agreement and purchase the Founding Director Warrants, the Company hereby represents and warrants that:

A.  Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.  The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B.  Authorization; No Breach.

(i)  The execution, delivery and performance of this Agreement to which the Company is a party will have been duly authorized by the Company as of the Closing upon the approval hereof by the Company and its Board of Directors.  This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms upon its execution.

(ii)  The execution and delivery by the Company of this Agreement, the sale and issuance of the Founding Director Warrants hereunder, the issuance of the Common Stock upon exercise of the Founding Director Warrants (except, with respect thereto, any filings required under Federal or state securities laws or issuance of one or more legal opinions in form and content reasonably satisfactory to the Company) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated Bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Federal or state securities laws.

C.  Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Founding Director Warrants to be purchased hereunder and, upon exercise of the Founding Director Warrants, payment of the exercise price set forth therein and conformance with the other provisions relating to the exercise thereto, the Common Stock issuable upon exercise of such Founding Director Warrants will be duly and validly issued, fully paid, nonassessable, and the Purchasers will have or receive good title to such securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.  Governmental Consents.  Except as otherwise disclosed in the Registration Statement or pursuant to any applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

E.  Disclosure.  (a) The Company has provided each Purchaser with a copy of the Registration Statement and each Amendment to the Company’s Registration Statement, or informed each Purchaser of the filing thereof and instructed or requested the Purchasers to review the Registration Statement and each such Amendment on the Commission’s website.  The Company will provide the Purchasers with a copy of any and all amendments to the Registration Statement filed by the Company with the Commission prior to the Closing.  (b) To the best of the Company’s knowledge as of the date hereof, neither this Agreement nor the Registration Statement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which such statements were made.

Section 4.  Representations, Warranties and Covenants of Purchasers.  As a material inducement to the Company to enter into this Agreement and issue and sell the Founding Director Warrants to the Purchasers, the Purchasers hereby severally represent, warrant and covenant to the Company (which representations, warranties and covenants shall survive the Closing) that:

A.  Capacity and State Law Compliance.  Each Purchaser is an individual over the age of 21 years with the legal capacity to execute and perform the obligations imposed on each of the Purchasers hereunder.  Each Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Founding Director Warrants is permitted under applicable securities laws.  The Purchaser understands and acknowledges that the purchase of Common Stock on exercise of the Founding Director Warrants may require the registration of such Common Stock under Federal and/or state securities laws or the availability of an exemption from such registration requirements.

B.  Authorization; No Breach.

(i)  This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable in accordance with its terms.

(ii)  The execution and delivery by Purchasers of this Agreement and the fulfillment of and compliance with the respective terms hereof by Purchasers do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which Purchaser is subject.

C.  No Group.  By virtue of the Purchasers purchasing the Founding Director Warrants under this Agreement, such participation shall not be construed so as to make any of the Purchasers part of, or a participant in, a “group” as defined in Rule 13d-5 of the Exchange Act with respect to any securities of the Company.

D.  Waiver and Indemnification.

(i)  Each Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of the Founding Director Warrants or any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) that may arise now or in the future and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”) including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right relating to the purchase of the Founding Director Warrants and the transactions contemplated hereby.

(ii)  The Purchasers agree to severally indemnify and hold harmless the Company, the Representative and the Trust Account against any and all Losses and Expenses whatsoever to which the Company, the Representative and the Trust Account may become subject as a result of the purchase of the Founding Director Warrants by the Purchasers or a Purchaser, including but not limited to any Claim by any Purchaser of the Founding Director Warrants, but only to the extent necessary to ensure that such Losses and Expenses do not reduce the amount in the Trust Account.  To the extent that the foregoing several indemnification by the Purchasers may be unenforceable for any reason, each Purchaser agrees to make the maximum contribution permissible by applicable law to the payment and satisfaction of any Losses and Expenses relating to Claims that may or will otherwise reduce the amount in the Trust Account.  Any Losses and Expenses indemnified hereunder by the Purchasers will be paid equally by them except to the extent that such Claims are brought by either Purchaser, in which case the foregoing indemnity obligation shall only be that of the person making the Claim, it being the understanding and agreement of the Purchasers that each of them shall be held harmless by the other as to any Claims, Losses and Expenses.

(iii)  The Purchasers acknowledge and agree that the stockholders of the Company, including those who purchase the Units in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 4D of this Agreement.

(iv)  Each Purchaser agrees that to the extent any waiver of rights under this Section 4D is ineffective as a matter of law, each Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right.  Each Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

Section 5.  Conditions of the Purchasers’ Obligations at the Closing.

The obligation of the Purchasers to purchase and pay for the Founding Director Warrants is subject to the fulfillment, at or before the Closing, of each of the following conditions:

A.  Representations and Warranties.  The representations and warranties of the Company contained in Section 3, except for those stated to be made as of the date hereof, shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or in the prospectus contained in the Registration Statement.

B.  Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 6.  Conditions of the Company’s Obligations at the Closing.

The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

A.  Representations and Warranties.  The representations and warranties of Purchasers contained in Section 4 shall be true at and as of the Closing as though then made.

B.  Performance.  The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

C.  Corporate Consents.  The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Founding Director Warrants hereunder.

Section 7.  Termination.  This Agreement may or will be terminated at any time prior to the consummation of the Closing under the following described circumstances:

(i)  automatically upon the mutual written consent of the Company and the Purchasers; or

(ii)  by either of the Company or the Purchasers by delivery of written notice thereof, if the Offering shall not have been consummated prior to the one-month anniversary of the date of this Agreement.

Section 8.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing for a period of six (6) months except as otherwise specifically provided herein.

Section 9.  Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Business Combination” means a merger, stock exchange, asset acquisition or similar business combination of the Company with a target business that is its initial business combination and which meets the size, timing and other criteria outlined in the Registration Statement.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” or “Commission” means the United States Securities and Exchange Commission.

“Trust Account” means the trust account to be established by the Investment Management Trust Agreement, dated [____] [___], 2006, between the Company and Continental Stock Transfer & Trust Company.

“Warrant Agreement” means the Warrant Agreement, dated as of [____] [___], 2006, between the Company and Continental Stock Transfer & Trust Company.

Section 10.  Miscellaneous.

A.  Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

B.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

D.  Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.  Governing Law.  The general corporation law of the State of Delaware shall govern all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

F.  Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent:

If to the Company:	Oracle Healthcare Acquisition Corp. 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 Fax No.: (203) 862-1601

With a copy to:	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 Attn:William H. Gump, Esq. Fax No.: (212) 728-8111

If to the Purchaser:	At the address of the respective Purchaser as set forth in the records of the Company.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

G.  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

ORACLE HEALTHCARE ACQUISITION CORP.

By:
Mark A. Radzik
Chief Financial Officer

THE PURCHASERS:

Larry N. Feinberg

Joel D. Liffmann

Exhibit A

Larry N. Feinberg	$500,000
Joel D. Liffmann	$500,000